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                                                                   Exhibit 10.2a

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT (this 'Amendment') dated this 1st of October, 2002, by and between i3 MOBILE, INC. ("i3 Mobile") and WES TRAGER ("Trager").

         WHEREAS, i3 Mobile and Trager are parties to that certain Employment Agreement, dated as of December 21, 2000 (the "Employment Agreement");

         WHEREAS, i3 Mobile and Trager desire to amend the terms of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

         1. Unless otherwise defined herein, capitalized terms shall the meanings ascribed to them in the Employment Agreement.

         2.  Section 2 shall be amended in its entirety as follows:

             "The employment of Trager by i3 Mobile as provided in Section 1 will be for a period of one (1) year commencing on October 1, 2002, unless sooner terminated as hereinafter provided (the "Term")."

         3. The first sentence of Section 5(a) shall be amended in its entirety as follows:

             "(a) Base Salary. i3 Mobile shall pay Trager a base salary ("Base Salary") at a rate of not less than $220,000 per annum, payable in equal semi-monthly installments during the Term."

         4. The first sentence of Section 7(d) shall be amended in its entirety as follows:

             "(d) In the event that Trager's employment is terminated (i) by i3 Mobile other than (A) as a result of Trager's death or (B) for reasons specified in Section 6(a) or (b) or (ii) by Trager for Good Reason upon Change in Control, i3 Mobile shall continue to pay Trager his Base Salary and Bonus for twelve (12) months following any such termination and provide Trager continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Trager participated immediately prior to such termination for the same period."

         5. Except as set forth in this Amendment, all other terms and provisions of the Employment Agreement shall remain if full force and effect and are incorporated herein by reference.

         6. In the even of any conflict between the terms of the Employment Agreement and the Amendment, the terms of the Amendment shall govern.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                          i3 MOBILE, INC.


                          By:    /s/ John A. Lack
                                 ----------------------------------------
                                 John A. Lack
                                 President and Chief Executive Officer

                                 /s/ Wes Trager
                                 ----------------------------------------
                                 Wes Trager